SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               STORAGE USA, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               [STORAGE USA LOGO]


                                                      April 14, 1997

            Dear Shareholder:

                 You are cordially invited to attend the Annual
            Meeting of Shareholders of Storage USA, Inc. (the "Company") to be held on May 7, 1997, at 9:00 a.m. local time, at the Company's headquarters at 10440 Little Patuxent Parkway, Columbia, Maryland. The business to be conducted at the meeting is set forth in the formal notice that follows. There will also be a report on the Company's business, and shareholders will have an opportunity to ask questions.

                 The Company relies upon all shareholders to execute
            and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save your Company the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided. If you attend the annual meeting, you may withdraw your proxy at the meeting and vote your shares in person. This year, your vote is particularly important to the Company as one of the matters to be considered requires the vote of 75% of all outstanding shares for approval.

                 I look forward to seeing you at the Annual Meeting.

                                         Sincerely,
                                         /s/ Dean Jernigan
                                         --------------------------
                                         Dean Jernigan
                                         Chairman of the Board and
                                            Chief Executive Officer

                               STORAGE USA, INC.
                         10440 LITTLE PATUXENT PARKWAY
                                   SUITE 1100
                            COLUMBIA, MARYLAND 21044
                                 (410) 730-9500

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 1997

--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the "Annual Meeting") of Storage USA, Inc., a Tennessee corporation (the "Company"), will be held on May 7, 1997, at 9:00 a.m. local time, at the Company's headquarters at 10440 Little Patuxent Parkway, Columbia, Maryland, for the following purposes:

     1. To approve an amendment to the Company's charter to declassify the Board of Directors. (Proposal 1);

     2. To elect five Directors (Proposal 2);

     3. To approve an amendment to the Company's 1993 Omnibus Stock Plan (Proposal 3);

     4. To approve an amendment to the Company's 1995 Employee Stock Purchase and Loan Plan (Proposal 4);

     5. To ratify the selection of the auditors for the fiscal year ending December 31, 1997 (Proposal 5); and

     6. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Pursuant to the Amended and Restated Bylaws of the Company, the Company's Board of Directors has fixed the close of business on March 21, 1997, as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the Annual Meeting. Therefore, only record holders of Company Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments thereof.

     We urge you to review carefully the enclosed materials. Your vote is important. All shareholders are urged to attend the meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

                                         By Order of the Board of Directors

                                         Christopher P. Marr
                                         Secretary

Columbia, Maryland
April 14, 1997

     IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED, INCLUDING BY VOTING AT THE MEETING.

                               STORAGE USA, INC.
                         10440 LITTLE PATUXENT PARKWAY
                                   SUITE 1100
                            COLUMBIA, MARYLAND 21044
                                 (410) 730-9500

--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1997

--------------------------------------------------------------------------------

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Storage USA, Inc. (the "Company") for the Annual Meeting of Shareholders to be held on May 7, 1997, at 9:00 a.m. local time, at the Company's headquarters at 10440 Little Patuxent Parkway, Columbia, Maryland (the "Annual Meeting"). The proxy may be revoked at any time prior to voting thereof by notifying the persons named therein of intention to revoke or by conduct inconsistent with continued effectiveness of the proxy, such as delivery of a later dated proxy or appearance at the meeting and voting in person the shares to which the proxy relates. Shares represented by executed proxies will be voted, unless a different specification is made therein, FOR the amendment to the Company's Amended and Restated Charter (the "Charter") to declassify the Board of Directors, FOR election of five Directors, FOR the proposed amendment to the Company's 1993 Omnibus Stock Plan, FOR the proposed amendment of the Company's 1995 Employee Stock Purchase and Loan Plan and FOR the ratification of the selection of auditors for the fiscal year ending December 31, 1997. If necessary, and unless the shares represented by the proxy were voted against the applicable proposal therein, the proxy holder also may vote in favor of a proposal to adjourn the Annual Meeting to permit further solicitation of proxies in order to obtain sufficient votes to approve any of the matters being considered at the Annual Meeting. The Company knows of no business other than that set forth above to be transacted at the meeting or any adjournment thereof, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

     This proxy statement and the enclosed proxy were mailed on April 14, 1997 to shareholders of record at the close of business on March 21, 1997 (the "Record Date"). The Company has mailed each shareholder of record as of the Record Date an Annual Report that includes audited financial statements for the period ended December 31, 1996.

     At the close of business on the Record Date, the Company had 26,352,677 shares outstanding and entitled to vote. Each share has one vote on all matters including those to be acted upon at the Annual Meeting. A majority of votes entitled to be cast on matters to be considered at the meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other matters. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present. If a quorum is present, the affirmative vote of a plurality of the shares voting at the Annual Meeting is required to elect Directors. The affirmative vote of 75% of the outstanding shares entitled to vote thereon is required for approval of the amendment to the Charter. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required for approval of the proposed amendments to the Company's 1995 Employee Stock Purchase and Loan Plan and the 1993 Omnibus Stock Plan. The affirmative vote of a majority of the votes cast is required to approve the selection of auditors.

     Shareholders who wish to abstain from voting on any matter to be voted on at the Annual Meeting may do so by specifying that their vote on such matter be withheld in the manner provided in the enclosed proxy. Abstentions with respect to the proposals to approve the amendment to the Charter will be treated as shares present and entitled to vote on that proposal. Consequently, abstentions will be equivalent to a negative vote on that proposal as well as the proposals to approve the proposed amendments to the Company's 1995 Employee Stock Purchase and Loan Plan and to the 1993 Omnibus Stock Plan. Abstentions will not be included in determining the number of votes cast for selection of auditors.

     The Company will comply with instructions in a proxy executed with respect to Broker Shares that less than all of such shares are to be voted on a particular matter. The mailing address of the Company is 10440 Little Patuxent Parkway, Suite 1100, Columbia, Maryland 21044. Notices of revocation of proxies should be sent to that address.

                 PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors unanimously has approved and recommends the approval by the shareholders of an amendment to Paragraph 8.2 of the Charter to declassify the Board of Directors and shorten the standard term of office for each director from three years to one. The full text of the proposed amendment to Paragraph 8.2 of the Charter is set forth below:

          8.2 Election of Directors. Directors shall be elected at the annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies thus existing. Directors shall hold their offices for terms of one year and until their successors are elected and qualified. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors.

REASONS FOR AND POSSIBLE EFFECTS OF THE AMENDMENT

     Under Paragraph 8.2 of the Charter as currently in effect, each Director is assigned to one of three classes. The terms of each class are staggered such that each year members of one class stand for election for a three-year term. Thus, shareholders are currently entitled to elect only one-third of the Board of Directors at each annual meeting.

     In the first few years following the Company's initial public offering in March 1994 (the "IPO"), the Board of Directors believed that the Company was best served by a Board of Directors that had staggered terms to provide continuity and stability of leadership during the crucial formation period. With the Company's growth over the three years since the IPO, the Company's management team has grown in depth and experience, and the Board of Directors believes that the Company's need for a staggered board accordingly has lessened.

     The Board of Directors believes that the proposed amendment will enhance corporate governance and shareholder value by increasing the frequency with which shareholders may vote for each Director, and, consequently, the opportunities for shareholders to directly influence management policy. Moreover, classified boards are sometimes viewed as discouraging tender offers, attempts to change control of the Company or other transactions that might result in the payment of a premium to shareholders for their Company Common Stock. While such transactions may still be subject to (i) provisions of the Company's Charter generally prohibiting any shareholder (other than Security Capital U.S. Realty) from owning more than 9.8% of the outstanding shares of Company Common Stock, and (ii) the Tennessee Business Combination, Greenmail and Investor Protection Acts, the proposed amendment would eliminate any impediment to such a transaction resulting from classification of the Board of Directors. No such transaction involving the Company is pending and management is not aware of any proposal for such a transaction.

REQUIRED VOTE

     The affirmative vote of 75% of the outstanding shares of Company Common Stock entitled to vote thereon is required to approve the proposal to amend Paragraph 8.2 of the Charter to declassify the Board of Directors.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1.

                        PROPOSAL TO ELECT FIVE DIRECTORS
                                  (PROPOSAL 2)

ELECTION OF DIRECTORS

     The Company's Charter currently provides that Directors shall be elected at the applicable annual meeting of shareholders at which their term expires. The term of the Class III Directors, Messrs. Jernigan and McCann, and, as described below, the terms of Messrs. Peck and Sanders, expire at the 1997 Annual Meeting. In addition, Mr. Robinson will resign effective at the 1997 Annual Meeting to facilitate the nomination of a new Director. Messrs. Jernigan, McCann, Peck and Sanders have been nominated to stand for reelection, and Caroline S. McBride has been nominated to fill the seat to be vacated by Mr. Robinson.

     Pursuant to the Strategic Alliance Agreement, dated March 19, 1996 (the "Strategic Alliance Agreement"), by and among the Company, Security Capital U.S. Realty ("USRealty") and an affiliate of USRealty, which Strategic Alliance Agreement was approved by the Company's shareholders at the 1996 Annual Meeting, the Board of Directors elected Messrs. Peck and Sanders to serve on the Board until the 1997 Annual Meeting. At the 1997 Annual Meeting and at each annual meeting thereafter until the Strategic Alliance Agreement is terminated, USRealty has the right to nominate for election to the Board of Directors that number of Directors that, when added to the USRealty nominees continuing in office, represents the same proportion of the total number of Directors as is represented by the shares of Company Common Stock held by USRealty relative to the total number of shares of Company Common Stock outstanding. At the Record Date, USRealty held approximately 35% of the total number of shares of Company Common Stock outstanding. USRealty is therefore entitled to nominate three individuals to stand for election at the 1997 Annual Meeting. USRealty has nominated Messrs. Peck and Sanders and Ms. McBride to stand for election.

     To facilitate the nomination and election of Ms. McBride, Thomas E. Robinson, President and Chief Financial Officer of the Company, has agreed to resign from the Board of Directors, effective at the 1997 Annual Meeting. Mr. Robinson is a member of Class II, whose term currently expires at the 1999 Annual Meeting.

     If Proposal 1 to declassify the Board of Directors is approved, each Director elected at this Annual Meeting will serve a term to expire at the 1998 Annual Meeting. Upon the approval of Proposal 1, all of the remaining Directors have agreed that their terms will expire at the 1998 Annual Meeting.

     If Proposal 1 to declassify the Board of Directors is not approved, Messrs. Jernigan, McCann and Sanders will be nominated to stand for election as members of Class III for a term expiring at the 2000 Annual Meeting. In addition, Mr. Peck will be nominated to stand for election as a member of Class II for a term expiring at the 1999 Annual Meeting and Ms. McBride will be nominated to stand for election as a member of Class I for a term expiring at the 1998 Annual Meeting.

     Unless otherwise specified, proxies solicited hereby will be voted for the election of Messrs. Jernigan, McCann, Peck and Sanders and Ms. McBride.

     It is expected that each of these nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. The Company's bylaws provide that a majority of the Board of Directors shall be "Independent Directors" who are not officers or employees of the Company or an affiliate of (i) any advisor of the Company, (ii) any lessee of any of the Company's properties, (iii) any subsidiary of the Company, or (iv) any partnership which is an affiliate of the Company. Election of the nominees would preserve the majority of Independent Directors on the Board.

     DIRECTORS STANDING FOR RE-ELECTION -- CLASS III TERM EXPIRES AT THE 2000 ANNUAL MEETING:*

                                                                       PRESENT PRINCIPAL OCCUPATION OR
                 NAME                     AGE                    EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
---------------------------------------   ---   ------------------------------------------------------------------------------

Dean Jernigan                             51    Director since 1985. Mr. Jernigan has been the Chief Executive Officer of the
                                                Company since its inception in 1985.

John P. McCann(1)(3)                      51    Director since March 23, 1994. Mr. McCann has, since 1978, been the President,
                                                Chief Executive Officer and a director of United Dominion Realty Trust,
                                                Richmond, Virginia.

                                                                       PRESENT PRINCIPAL OCCUPATION OR
                 NAME                     AGE                    EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
---------------------------------------   ---   ------------------------------------------------------------------------------
J. Marshall Peck (Class II)               44    Director since November 6, 1996. Managing Director of Security Capital
                                                Investment Research Incorporated since May 1996; Prior thereto, he was
                                                Managing Director of LaSalle Partners since 1992. Mr. Peck is also a director of Regency Realty Corporation and CarrAmerica Realty Corp.

William D. Sanders                        55    Director since November 6, 1996, Mr. Sanders has, since 1990, been Chairman of the Board and Chief Executive Officer of Security Capital Group. Mr. Sanders
                                                is also a director of R. R. Donnelley & Sons Company, Regency Realty
                                                Corporation, Carr America Realty Corp. and USRealty.

     NOMINEE FOR ELECTION AS DIRECTOR -- CLASS I -- TERM EXPIRES AT THE 1998 ANNUAL MEETING:

                                                                       PRESENT PRINCIPAL OCCUPATION OR
                 NAME                     AGE                    EMPLOYMENT AND FIVE-YEAR EMPLOYMENT HISTORY
---------------------------------------   ---   ------------------------------------------------------------------------------

Caroline S. McBride                       43    Managing Director of Security Capital Investment Research Incorporated since
                                                June 1996. From January 1995 to June 1996, Ms. McBride was the director of private market investments for the IBM Retirement Fund and from January 1992 to January 1995, she was also the director of real estate investments for such fund. Prior to joining the IBM Retirement Fund in 1992, Ms. McBride was director of finance, investments and asset management for IBM's corporate real estate division. Ms. McBride is a director of CarrAmerica Realty Corp.

     DIRECTORS CONTINUING IN OFFICE -- CLASS II -- TERM EXPIRES AT THE 1999 ANNUAL MEETING:*

Harry J. Thie(1)(2)                       54    Director since March 23, 1994. Senior researcher with the RAND Corporation, a non-profit research institute since 1991. Prior thereto, from 1987 to 1991, he was Senior Manager in the Office of the Assistant Secretary of the Army for
                                                Manpower and Reserve Affairs.

Mark Jorgensen(1)                         56    Director since January 25, 1995. Mr. Jorgensen serves as a real estate consultant to the pension fund industry. From 1992 until 1994, Mr. Jorgensen was the managing director of the Prudential's PRISA, PRISA II and PRISA III real estate portfolios, and prior thereto he was a Senior Investment
                                                Officer -- Real Estate for California State Teachers' Retirement System.

     DIRECTORS CONTINUING IN OFFICE -- CLASS I -- TERM EXPIRES AT THE 1998 ANNUAL MEETING:

Howard P. Colhoun(1)(2)                   61    Director since March 23, 1994. Mr. Colhoun has been General Partner of
                                                Emerging Growth Partners, Baltimore, Maryland, a venture capital/small public company investment partnership since 1982.

Dennis A. Reeve(1)(2)(3)                  48    Director since April 13, 1994. Mr. Reeve has been President of Sparks Capital
                                                Corporation, Memphis, Tennessee since 1994, which is an NASD general securities broker/dealer and an independent commodity introducing broker. In
                                                1992 and 1993, Mr. Reeve worked as a private consultant. For the prior thirteen years, he held the position of Senior Vice President and Chief
                                                Financial Officer of Shoney's South, Inc. and its successor, TPI Restaurants,
                                                Inc., one of the largest restaurant franchises in the United States, also serving on its Board of Directors.

---------------

* Term will expire at the 1998 Annual Meeting if Proposal 1 is approved.

(1) Independent Director

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

     Regular meetings of the Board are held quarterly. The Board had two additional special meetings during 1996. All of the directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served in 1996.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of shares of Company Common Stock outstanding as of the Record Date, by (i) each person or group known to the Company who owns more than 5% of the outstanding shares of Company Common Stock, and (ii) each of the Directors, the Director nominee, the Chief Executive Officer and the other four most highly compensated executive officers of the Company. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person or entity has sole voting and investment power. The number of shares represents the number of shares of Company Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable within 60 days of the Record Date.

                                                                                                        SHARES      PERCENT OF
NAME                                                                                                     HELD         CLASS
-------------------------------------------------------------------------------------------------     ----------    ----------
Security Capital U.S. Realty.....................................................................      9,217,754       35.0%
Security Capital Holdings S.A.
     69, route d'Esch
     L-1470 Luxembourg
Dean Jernigan....................................................................................        606,973(1)     2.3%
Thomas E. Robinson...............................................................................        153,023(2)      (9)
Morris Kriger....................................................................................         70,200(3)      (9)
Jesse Morgan.....................................................................................         83,100(3)      (9)
Karl Haas........................................................................................         60,200(3)      (9)
Howard P. Colhoun*...............................................................................          6,267(5)      (9)
Mark Jorgensen*..................................................................................          7,448(4)      (9)
Caroline S. McBride..............................................................................             --         --
John P. McCann*..................................................................................         10,529(5)      (9)
J. Marshall Peck.................................................................................            722(7)      (9)
Dennis A. Reeve*.................................................................................          4,801(6)      (9)
William D. Sanders...............................................................................            722(7)      (9)
Harry J. Thie*...................................................................................          6,075(5)      (9)
All Directors and Executive Officers as a Group (18 persons).....................................      1,162,153(8)     4.4%
     10440 Little Patuxent Parkway
     Suite 1100
     Columbia, Maryland 21044

---------------

* Independent Director.

(1) Includes 120,000 shares of Company Common Stock subject to immediately exercisable options and 5,438 shares owned by Mr. Jernigan's children.

(2) Includes 100,976 shares of Company Common Stock subject to immediately exercisable options.

(3) Includes 50,000 shares of Company Common Stock subject to immediately exercisable options.

(4) Includes 2,376 shares of Company Common Stock subject to immediately exercisable options.

(5) Includes 3,318 shares of Company Common Stock subject to immediately exercisable options.

(6) Includes 3,340 shares of Company Common Stock subject to immediately exercisable options.

(7) Includes 722 shares of Company Common Stock subject to immediately exercisable options.

(8) Includes 484,756 shares of Company Common Stock subject to immediately exercisable options.

(9) Less than 1%.

COMMITTEES OF THE BOARD OF DIRECTORS

  AUDIT COMMITTEE

     The Audit Committee consists of three Independent Directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. Messrs. Reeve, Colhoun, and Thie currently serve on the Audit Committee with Mr. Reeve serving as Chairman. The Board of Directors expects that Ms. McBride, if elected at the 1997 Annual Meeting, will be appointed to serve on the Audit Committee in 1997.

  COMPENSATION COMMITTEE

     The Compensation Committee consisted of two Independent Directors during 1996. The Compensation Committee determines compensation for the Company's Chief Executive Officer and President, reviews and approves the compensation of the other executive officers and administers the 1993 Omnibus Stock Plan and 1995 Employee Stock Purchase and Loan Plan. Messrs. McCann and Reeve currently serve on the Compensation Committee, with Mr. McCann having served as Chairman during 1996. For 1997, Mr. Peck was appointed as Chairman and Mr. Thie, an Independent Director, was also appointed to serve on the Compensation Committee.

  GOVERNANCE COMMITTEE

     In December 1996, the Board of Directors created a Governance Committee comprised of Messrs. Jorgensen, Colhoun and Sanders, with Mr. Jorgensen serving as chairman. The committee will evaluate the Company's corporate governance policies and procedures and monitor related matters of current concern to investors and the Board of Directors. The committee held its organizational meeting in February 1997.

COMPENSATION OF DIRECTORS

     The Company pays each Independent Director an annual fee of $14,000, paid in Company Common Stock under the 1993 Omnibus Stock Plan, plus $1,000 cash per Board meeting attended, $750 cash per committee meeting attended, and $350 cash for teleconference meetings attended. Directors who are employees of the Company are not paid any Directors' fees, either in stock or in cash. In addition, the Company reimburses Directors for expenses incurred in connection with their activities on behalf of the Company.

     Each Independent Director of the Company who is serving on the date of the last regularly scheduled quarterly meeting receives a grant of options under the Omnibus Stock Plan to purchase 1,000 shares of Company Common Stock at a price equal to the fair market value per share on the date of such meeting.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual compensation for services in all capacities to the Company and its subsidiaries for the period from March 16, 1994, the date the Company became subject to the Securities Exchange Act of 1934, as amended, through December 31, 1996, of those persons who were, at December 31, 1996, (i) the Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (hereinafter, the "Named Officers") whose annual salary exceeds $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                                                     ------------
                                                                        ANNUAL COMPENSATION
                                                                  -------------------------------       AWARDS
                                                                                           OTHER     ------------
                                                                                          ANNUAL      SECURITIES
                                                                                          COMPEN-     UNDERLYING      ALL OTHER
              NAME AND PRINCIPAL POSITION                 YEAR    SALARY(1)     BONUS     SATION      OPTIONS(#)     COMPENSATION
-------------------------------------------------------   -----   ---------   ---------   -------    ------------    ------------

Dean Jernigan..........................................    1996   $ 279,231   $ 174,519      0                0        $ 15,084(2)
  Chairman of the Board and                                1995     218,539      97,875      0                0          10,204(2)
  Chief Executive Officer                                  1994     178,404      65,000      0          120,000           5,654(2)

Thomas E. Robinson.....................................    1996     214,244      85,698      0                0          23,766(3)
  President and Chief                                      1995     161,539      65,000      0                0          36,674(4)
  Financial Officer                                        1994      51,924      50,026      0          100,978          22,155(5)

Karl Haas..............................................    1996     149,841      59,936      0           15,000           7,483(2)
  Executive Vice President,                                1995     124,898      37,616      0                0           4,934(2)
  Management                                               1994     106,362       7,513      0           50,000           3,632(2)

Morris Kriger..........................................    1996     159,202      63,681      0           55,000           3,711(2)
  Executive Vice President,
  Acquisitions

Jesse Morgan...........................................    1996     136,895      54,758      0           55,000           2,519(2)
  Executive Vice President,
  Development

---------------
(1) For Messrs. Jernigan and Haas, 1994 salary includes amounts paid by the Company's predecessor from January 1 to March 15, 1994. Mr. Robinson was employed by the Company commencing August 15, 1994, and Messrs. Kriger and Morgan were employed by the Company commencing February 19, 1996.

(2) Represents contributions to the Company's 401(k) plan for each of the Named Officers.

(3) Represents the payment of country club dues ($3,144), automobile costs ($6,352), life insurance premiums ($2,320) and contribution to the Company's 401(k) plan ($11,950).

(4) Represents the payment of a country club initiation fee ($20,500), automobile costs ($6,352), life insurance premiums ($2,320) and contribution to the Company's 401(k) plan ($7,502).

(5) Represents the payment of moving expenses ($20,567) and the payment of automobile costs ($1,588).

STOCK OPTIONS

     The following table provides information concerning the grants of options during 1996 under the 1993 Omnibus Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                     POTENTIAL REALIZABLE
                                                                                                           VALUE AT
                                                                                                     ASSUMED ANNUAL RATES
                                                                                                           OF STOCK
                                                                     PERCENT OF                     PRICE APPRECIATION FOR
                                                    NUMBER OF      TOTAL OPTIONS/                           OPTION
                                                    SECURITIES      SARS GRANTED                             TERM
                                                    UNDERLYING      TO EMPLOYEES     EXERCISE OF    ----------------------
                                                   OPTION/SARS       IN FISCAL       BASE PRICE     EXPIRATION
                      NAME                          GRANTED(#)          YEAR           ($/SH)          DATE        5%($)
------------------------------------------------   ------------    --------------    -----------    ----------    --------
Dean Jernigan...................................          --             --                 --              --          --
Thomas E. Robinson..............................          --             --                 --              --          --
Karl Haas.......................................      15,000              3%           $ 36.75      12/12/2006    $ 27,564
Morris Kriger...................................      50,000             13%             31.25       2/08/2006      78,125
                                                       5,000              1%             36.75      12/12/2006       9,188
Jesse Morgan....................................      50,000             13%             31.25       2/08/2006      78,125
                                                       5,000              1%             36.57      12/12/2006       9,188


                      NAME                         10%($)
------------------------------------------------  ---------
Dean Jernigan...................................         --
Thomas E. Robinson..............................         --
Karl Haas.......................................  $  55,125
Morris Kriger...................................    156,250
                                                     18,375
Jesse Morgan....................................    156,250
                                                     18,375

     The following table provides information on the value of each Named Officer's unexercised options at December 31, 1996.

                      AGGREGATED OPTION EXERCISES IN 1996
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                               VALUE OF
                                                                                                              OPTIONS AT
                                                                               NUMBER OF      UNEXERCISED     YEAR-END($)(1)
                                     SHARES ACQUIRED           VALUE          OPTIONS AT      YEAR END(#)     -----------
               NAME                   ON EXERCISE(#)        REALIZED($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE
----------------------------------   ----------------   -------------------   -----------    -------------    -----------
Dean Jernigan.....................          --                  --              120,000              --       $ 1,905,000
Thomas E. Robinson................          --                  --              100,978              --         1,299,212
Karl Haas.........................          --                  --               50,000          15,000           673,750
Morris Kriger.....................          --                  --               50,000           5,000           318,750
Jesse Morgan......................          --                  --               50,000           5,000           318,750


               NAME                 UNEXERCISABLE
----------------------------------  -------------
Dean Jernigan.....................          --
Thomas E. Robinson................          --
Karl Haas.........................     $13,125
Morris Kriger.....................       4,375
Jesse Morgan......................       4,375

---------------
(1) Based upon the closing price of the Company Common Stock on the NYSE on December 31, 1996, of $37.625 per share.

CERTAIN TRANSACTIONS

     On August 15, 1994, the Company made a loan of $625,000 to Thomas E. Robinson, President and Chief Financial Officer, for the purpose of purchasing a home upon his relocation to the Company's headquarters. The loan bears interest at the rate of 6% per annum and is secured by a first mortgage lien on Mr. Robinson's residence. No payments of principal or interest were required (although interest accrued) until December 31, 1996, at which time monthly principal and interest payments, based on a 15-year amortization schedule, were required. The loan will mature upon the earlier of August 15, 1999, or six months following termination of Mr. Robinson's employment with the Company.

     During 1996, Faye Stephens, Mr. Jernigan's sister, was paid approximately $105,000 in commissions relating to property and casualty insurance purchased through her with respect to certain self-storage facilities. The Company believes that the terms of the insurance policies were no less favorable to the Company than could have been obtained from third parties in arms-length transactions. The Company expects to discontinue purchasing insurance through Ms. Stephens in 1997 upon her retirement.

     The executive officers of the Company listed in the table below are indebted to the Company for loans to purchase Company Common Stock pursuant to the 1995 Employee Stock Purchase and Loan Plan (the "Stock Purchase Plan") approved by the shareholders at the 1994 Annual Meeting. The table indicates the largest amount of the indebtedness outstanding since the beginning of fiscal year 1996 and the amount outstanding at December 31, 1996. As provided in the Stock Purchase Plan, such indebtedness bears interest at the rate of 7% per annum and is collateralized by the Company Common Stock purchased with the proceeds of such loan.

                                                                                        MAXIMUM INDEBTEDNESS      INDEBTEDNESS AT
                                        NAME                                            SINCE JANUARY 1, 1996    DECEMBER 31, 1996
-------------------------------------------------------------------------------------   ---------------------    -----------------
Dean Jernigan........................................................................        $ 4,775,000            $ 4,754,377
Thomas Robinson......................................................................          1,462,500              1,452,188
Karl Haas............................................................................            292,500                290,438
Morris Kriger........................................................................            622,500                621,594
Jesse Morgan.........................................................................            630,000                629,497

     The Company has no present intention to engage in transactions in the future with its officers, directors or their affiliates; any such future transactions must first be approved by a majority of the disinterested Independent Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's Directors and executive officers, and persons that own more than 10% of the Company Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Company Common Stock and other equity securities of the Company. Copies of these reports must be filed with the Company. Based solely on its review of the copies of these reports filed with it, and written representations that no other reports were required, to the Company's knowledge, all reports required by Section 16(a) were timely filed in 1996, except the Forms 3 for Messrs. Kriger, Morgan, Peck and Sanders.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

To Our Shareholders:

     The Board has delegated to the Compensation Committee responsibility for developing and administering programs for compensating the Company's executive officers. The Compensation Committee, which consisted of two Independent Directors during 1996, believes that the Company's success is attributable in part to the management and leadership efforts of its executive officers. The Company's management team has substantial experience in owning, operating, managing, constructing, developing and acquiring self-storage facilities. The Company intends to maintain compensation policies, plans, and programs which will attract and retain executives who can enhance shareholder value.

     The Compensation Committee determines the compensation for the Chief Executive Officer and the President, and reviews and approves the Chief Executive Officer's recommendation of the compensation for other executive officers.

     In evaluating the performance and setting the compensation of the Chief Executive Officer and the President, the Compensation Committee has considered industry compensation levels and the success of the Company in executing and exceeding the expectations of its business plan. The Compensation Committee engaged a compensation consulting firm to review the salary and incentive paid for similar positions in the real estate investment trust industry, and for a peer group of companies, as a means of establishing reasonable levels of base and performance compensation. Based on this review, the Compensation Committee established levels of aggregate compensation that it judged to be approximately equal to the median in the industry. Base compensation was determined primarily with reference to industry data. Performance compensation in the form of bonuses was granted for exceeding the business plan, particularly the 12.4% growth in funds from operations per share, but also the success of the offerings of the Company Common Stock and debt securities of the Partnership and the acquisition and integration of 82 properties during the year.

     Incentive compensation in the form of participation in the Stock Purchase Plan also was granted. The Company's incentive compensation program is designed to attract, motivate and retain executives critical to the long term success of the Company by promoting the alignment of executive interests and the interests of shareholders. The Compensation Committee intends to use grants of options under the 1993 Omnibus Stock Plan and participation in the Stock Purchase Plan to create long-term incentives by providing the means for executive officers to make a significant personal investment in the Company, thus aligning them more closely with the interests of the shareholders.

     The size of the performance and incentive awards was determined based on the recipient's position with the Company and, to a lesser extent, the Compensation Committee's subjective judgment as to the recipient's contribution to the success of the Company. The Chief Executive Officer used the same criteria in establishing recommended base compensation, performance compensation and incentive compensation for the other executive officers. The Compensation Committee reviewed the recommended compensation for such officers, made some modifications after discussion with the Chief Executive Officer and approved the final compensation package.

     The Chief Executive Officer recommended and the Committee approved for 1997 a stock option loan program to encourage officers to retain, rather than sell, stock issuable upon exercise of the options. This program is designed to retain executive officers and to encourage them to invest in the Company.

     Effective January 1, 1994, new Section 162(m) of the Internal Revenue Code placed limits on the deductibility of certain compensation paid to executive officers of the Company. The Compensation Committee does not anticipate that these limitations will affect the Company in fiscal 1997, but will continue to monitor their application and consider appropriate action.

COMPENSATION COMMITTEE

John P. McCann, Chairman
Dennis A. Reeve

SHAREHOLDER RETURN

     The following line graph sets forth a comparison of the percentage change in the cumulative total shareholder return on the Company's Common Stock compared to the cumulative total return of the S&P Stock Index and the National Association of Real Estate Investment Trusts ("NAREIT") Equity REIT Total Return Index for the period March 16, 1994, the date on which trading of the Company's Common Stock commenced, through December 31, 1996.

     The graph assumes that the shares of the Company Common Stock were bought at the Initial Public Offering price of $21.75 per share and that the value of the investment in each of the Company Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends. The NAREIT Equity REIT Total Return Index, which is only published monthly based on the last closing prices of the preceding month, and the S&P Stock Index have been prorated for the month of March to arrive at the beginning index used in this graph.

     The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                               PERFORMANCE GRAPH

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                               STORAGE USA, INC.
                      THE NAREIT EQUITY REIT TOTAL RETURN
                          INDEX AND THE S&P 500 INDEX

                                    [GRAPH]

                                                              NAREIT
                         Storage USA          S&P 500         Equity
                         -----------          -------         ------
          3/16/94          $100.00            $100.00         $100.00
         12/31/94          $133.28            $103.00         $ 97.89
         12/30/95          $169.07            $141.55         $112.84
         12/29/96          $208.00            $174.06         $152.63

            PROPOSAL TO AMEND THE COMPANY'S 1993 OMNIBUS STOCK PLAN
                                  (PROPOSAL 3)

     The Board of Directors unanimously has approved and recommends amending the Company's 1993 Omnibus Stock Plan (the "Omnibus Stock Plan") to increase the number of shares of Common Stock issuable under the Omnibus Stock Plan from 1,000,000 to 2,000,000. The Company has adopted the Omnibus Stock Plan to attract and provide incentives to officers, key employees and Independent Directors.

SHARES SUBJECT TO OPTION; ADMINISTRATION

     The Omnibus Stock Plan, administered by the Compensation Committee, provides for the grant of options to purchase a specified number of Shares ("Options") or grants of shares of Common Stock that are "restricted" for purposes of section 83 of the Internal Revenue Code ("Section 83 Shares"). Under the Omnibus Stock Plan as proposed to be amended, a total of 2,000,000 shares of Common Stock will be available for grant, an increase of 1,000,000 shares. Shares subject to Options that expire unexercised and Section 83 Share grants that are forfeited will be available for new award grants. In the event of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of shares or the like, the Board of Directors, in its discretion, may make such adjustments in the aggregate number and kind of shares reserved for issuance, the number and kind of shares covered by outstanding awards and the exercise prices specified therein as may be determined to be appropriate. As of March 31, 1997, 1,000,000 options for shares of Common Stock have been granted to officers, directors and employees of the Company as NQSOs (as defined below) under the Omnibus Stock Plan. Based on the closing sale price of the Company's Common Stock on the New York Stock Exchange on that date of $36.875, the 1,000,000 shares of Common Stock that would be issuable under the amended Omnibus Stock Plan would have had a market value of $36,875,000.

ELIGIBILITY

     Officers, employees and directors of the Company, its subsidiaries or designated affiliates (including SUSA Partnership, L.P., the operating partnership of which the Company is general partner (the "Operating Partnership")) are eligible to participate in the Omnibus Stock Plan, but directors who are not also employees may participate only pursuant to automatic grants of Options and Shares under specified formulas. See "Compensation of Directors," above.

PLAN BENEFITS

     The Options can either be "incentive stock options" that are intended to satisfy the requirements of the Code ("ISOs") or "non-qualified stock options" that are not intended to satisfy such requirements ("NQSOs"); provided, however, that employees of the Operating Partnership and directors who are not also employees of the Company will be eligible only for the grant of NQSOs. The Compensation Committee has the discretion to fix the exercise price of the Options; however, the exercise price for ISOs cannot be less than 100% of fair market value as of the date of grant. The Option exercise price may be satisfied in cash or by exchanging shares of Common Stock owned by the optionee, or a combination of cash and shares. The Company may facilitate the cashless exercise of Options through customary brokerage arrangements. If the exercise price is paid by tendering shares, the Committee in its discretion may grant the optionee a new stock option for the number of shares used to pay the exercise price. Subject to the terms of the Omnibus Stock Plan, the Compensation Committee has broad discretion as to the terms and conditions upon which Options granted shall be exercised. Options have a maximum term of ten years from date of grant. The right of any participant to exercise an Option may not be transferred in any way other than by will or the laws of descent and distribution.

     The Omnibus Stock Plan also permits the Compensation Committee to grant
Section 83 Shares to a participant subject to the terms and conditions imposed by the Compensation Committee. These terms will include a restriction period during which the Section 83 Shares may not be sold, assigned, transferred, pledged or otherwise encumbered and during which such shares are subject to forfeiture if one or more conditions established by the Compensation Committee are not satisfied. Except for such restrictions on transfer and such other restrictions as the Compensation Committee may impose, the participant will have all the rights of a holder of Common Stock as to such Section 83 Shares including the right to vote the shares and the right to receive any cash distributions. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

     The Compensation Committee, in its sole discretion to further the purpose of the Omnibus Stock Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Omnibus Stock Plan, provided that in no event shall the amount of any such payment exceed: (i) in the case of an option, the excess of the fair market value of a share on the date of exercise over the option price multiplied by the number of shares for which such an option is exercised, or
(ii) in the case of a restricted stock award, the value of the shares and other consideration issued in payment of such award. The Compensation Committee also has the discretion to permit a participant to satisfy such tax withholding obligations, in whole or in part, by having the Company withhold shares for the value equal to the amount of taxes required by law to be withheld.

CHANGE IN CONTROL

     If a Change in Control occurs, Options granted that were not previously exercisable and vested will become fully exercisable and vested and all restrictions applicable to any Section 83 Shares will lapse. In general, a Change in Control means (i) the acquisition of the power to direct, or cause the direction of, the management and policies of the Company by a person (not with others, whether through the ownership of Common Stock, by contract or otherwise), or (ii) the acquisition, directly or indirectly, of the power to vote more than 20% of the outstanding Common Stock by any person or by two or more persons acting together except an acquisition from the Company or by the Company, the Company's management or a Company-sponsored employee benefit plan, where (x) the term "person" means a natural person, corporation, partnership, joint venture, trust, government or instrumentality of a government, and (y) customary agreements with or between underwriters and selling group members with respect to a bona fide public offering of Common Stock shall be disregarded for purposes of this definition.

NON-COMPETITION

     Unless the award agreement with respect to any Options or Section 83 Shares provides otherwise, a participant will forfeit all unexercised, unearned and unpaid awards, including awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all accrued interest, if (i) in the opinion of the Compensation Committee, the participant, without the written consent of the Compensation Committee, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in a business or activity competitive with the business conducted by the Company or any of its subsidiaries; or (ii) the participant performs any act or engages in any activity that, in the opinion of the Chief Executive Officer of the Company, is inimical to the best interests of the Company.

AMENDMENT OF OMNIBUS STOCK PLAN

     The Board of Directors may terminate, amend, modify or suspend the Omnibus Stock Plan at any time, except that the Board of Directors may not, without the authorization of the holders of a majority of the Company's outstanding Common Stock, increase the maximum number of shares that may be issued under the Omnibus Stock Plan (other than the adjustments pursuant to the Omnibus Stock
Plan), extend the last date on which awards may be granted under the Omnibus Stock Plan, extend the date on which the Omnibus Stock Plan expires, change the class of persons eligible to receive awards or change the minimum option price. However, no termination, modification, amendment or suspension of the Omnibus Stock Plan may impair the rights of any participant under an award previously granted without the written consent of such participant.

DURATION OF OMNIBUS STOCK PLAN

     Unless it is sooner terminated in accordance with its terms, the Omnibus Stock Plan will remain in effect until all awards thereunder have been satisfied or otherwise terminated, but no award will be granted after December 28, 2003.

FEDERAL INCOME TAX CONSEQUENCES

     The Company has been advised by counsel regarding the Federal income tax consequences of the Omnibus Stock Plan. No income will be recognized by a participant at the time an option is granted. If the Option is an ISO, no income will be recognized upon the participant's exercise of the Option (although the exercise of an ISO may result in, or increase, an employee's alternative minimum tax). Income will be recognized by an employee when he disposes of shares acquired under an ISO. The exercise of a NQSO generally will be a taxable event that will require the participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

     Income will be recognized on account of an award of Restricted Shares when the shares first become transferrable or are no longer subject to a substantial risk of forfeiture. At that time, the participant will recognize income equal to the fair market value of the Restricted Shares. Notwithstanding the general rule, a participant may elect to recognize income, equal to the fair market value of the Restricted Shares, as of the date of award.

     The employer (either the Company or a subsidiary) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO or the vesting of a Restricted Share award. The amount of the deduction will be equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO, except that the employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

     Income in the amount of such payments will be recognized upon receipt by a participant of any supplemental cash payments made under the Omnibus Stock Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3.

                 PROPOSAL TO AMEND THE COMPANY'S 1995 EMPLOYEE
                          STOCK PURCHASE AND LOAN PLAN
                                  (PROPOSAL 4)

     The Board of Directors unanimously has recommended amending the 1995 Employee Stock Purchase and Loan Plan (the "Stock Purchase Plan") to increase the number of shares of Common Stock issuable under the Stock Purchase Plan from 400,000 to 500,000. The purpose of the Stock Purchase Plan is to assist the Company in recruiting and retaining key employees with ability and initiative by enabling employees who contribute significantly to the Company to participate in its future success and to associate their interests with those of the Company and its shareholders through the purchase of Common Stock.

ADMINISTRATION

     The Stock Purchase Plan is administered by the Compensation Committee, which has complete authority to interpret all provisions of the Stock Purchase Plan; to prescribe the form of agreements with participants; to adopt, amend and rescind rules and regulations pertaining to the administration of the Stock Purchase Plan; and to make all other determinations necessary or advisable for its administration of the Stock Purchase Plan. Any decision made, or action taken, by the Compensation Committee or in connection with the administration of the Stock Purchase Plan shall be final and conclusive.

ELIGIBILITY

     Any officer of the Company who is selected by the Compensation Committee of the Board of Directors and is not a member of the Compensation Committee is eligible to participate in the Stock Purchase Plan.

GENERAL DESCRIPTION

     Under the Stock Purchase Plan, as proposed to be amended, a total of 500,000 shares of Common Stock will be available for sale (subject to adjustment in the event of stock dividends, stock splits or similar changes in the number of outstanding shares of Common Stock) to participants selected by the Compensation Committee at a price per share equal to the closing sale price of Common Stock on the New York Stock Exchange (the "NYSE") on the date on which a participant executes and delivers an agreement to purchase shares pursuant to the Stock Purchase Plan (an "Agreement"), or, if the NYSE shall be closed on such date, the next preceding date on which the NYSE shall have been open. As of March 31, 1997, a total of 330,000 shares had been sold to 12 employees of the Company under the Stock Purchase Plan.

     At the option of the participant, payment of the purchase price of Common Stock acquired under the Stock Purchase Plan shall be made in full in cash or a cash equivalent acceptable to the Compensation Committee, at the time of execution and delivery of the participant's Agreement, or by delivery to the Company of a note ("Note"), provided that the initial principal amount of the Note may in no event exceed the "Good Faith Loan Value" of such Common Stock. "Good Faith Loan Value" means "good faith loan value" as defined in Section 207.2(e) of Regulation G of the Board of Governors of the Federal Reserve System, 12 CFR 207.2(e).

     Each Note shall be executed and delivered by the participant and the participant's spouse, if any; shall be due and payable seven years after the date of purchase; shall bear interest at rates to be determined by the Compensation Committee; shall become due and payable on the 90th day following cessation of the participant's employment by the Company; and shall be secured by a pledge of all Common Stock purchased by the participant pursuant to the Stock Purchase Plan. In the discretion of the Compensation Committee and on such terms and conditions as it may specify, pledged shares of Common Stock may be released from such pledge, provided that such release shall not cause the principal amount of the Note then outstanding to exceed the Good Faith Loan Value of the remaining pledged shares.

     Until a default under the Note, all pledged Common Stock shall be registered in the participant's name and the participant shall have all rights of a shareholder of the Company with respect to such Common Stock. The participant shall agree to remit to the Company all dividends paid on such Common Stock, to be applied first towards payment of interest on the Note accrued to the dividend payment date, and then towards reduction of principal of the Note. Any balance of any applied dividend payment remaining after prepayment of the Note in full shall be delivered to the participant.

     Before the second anniversary of the Note, no partial payment of the Note shall be deemed payment in full of the purchase price of any Common Stock purchased pursuant to the Stock Purchase Plan, entitling the participant to the release of any Common Stock from the pledge thereof securing the Note, but each such prepayment shall be deemed a pro rata partial payment of the purchase price of all such Common Stock. A partial prepayment after the second anniversary of the Note that is attributable to a source other than remitted dividend payments may be deemed at the discretion of the participant payment in full for the number of whole shares of pledged Common Stock obtained by dividing the amount of such prepayment allocable to reduction of principal of the Note by the quotient obtained by dividing the principal amount of the Note outstanding before giving effect to such prepayment by the number of shares pledged, and at the request of the participant, shares deemed paid for in full shall be released from pledge, but only if the principal amount of the Note then outstanding will not exceed the Good Faith Loan Value of the remaining pledged Common Stock.

AMENDMENT OF STOCK PURCHASE PLAN

     The Board of Directors may amend the Stock Purchase Plan from time to time; provided that shareholder approval is required for any amendment that would increase the number of shares of Common Stock that may be sold pursuant to the Stock Purchase Plan or change the class of individuals eligible to participate.

DURATION OF STOCK PURCHASE PLAN

     Unless it is sooner terminated by the Board of Directors, the Stock Purchase Plan will terminate on May 3, 2005.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 4.

       PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 5)

     The Company has engaged Coopers & Lybrand L.L.P. as its independent public accountants since September 1993. The Board has selected Coopers & Lybrand L.L.P. as auditors for the fiscal year ended December 31, 1997. Representatives of Coopers & Lybrand L.L.P. will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

     The Board unanimously recommends a vote FOR the proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ended December 31, 1997.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 5.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company hereby incorporates by reference into this Proxy Statement the following sections of the Company's 1996 Annual Report: (i) Management's Discussion and Analysis of Financial Condition and Results of Operation, and
(ii) the Company's Audited Consolidated Financial Statements.

     The Company will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the documents referred to above which may have been or may be incorporated by reference in this Proxy Statement. Such written or oral request should be directed to Storage USA, Inc., 10440 Little Patuxent Parkway, Suite 1100, Columbia, Maryland 21044, Attention:
Investor Relations ((410) 730-9500).

                             SHAREHOLDER PROPOSALS

     Any qualified shareholder willing to make a proposal to be acted upon at the Annual Meeting of Shareholders in 1998 must submit such proposal to be considered by the Company for inclusion in the proxy statement, to the Secretary of the Company at its principal office in Columbia, Maryland, no later than January 6, 1998.

                               STORAGE USA, INC.
                           COLUMBIA, MARYLAND, 21044
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    ANNUAL MEETING MAY 7, 1997 CUSIP 861907

   The undersigned hereby appoints Dean Jernigan and Thomas E. Robinson and each of them proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on March 21, 1997, at the annual meeting of shareholders to be held at 9:00 a.m. on May 7, 1997, or any adjournments thereof.

   The Board of Directors unanimously recommends a vote "FOR" each of the following proposals

   1. To approve an amendment to Storage USA, Inc.'s Charter to declassify the Board of Directors.

               [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

   2. ELECTION OF DIRECTORS

[ ]  FOR all nominees listed below                   [ ]  WITHHOLD AUTHORITY to vote
     (except as marked to the contrary)                   for all nominees listed

Dean Jernigan, Caroline S. McBride, John P. McCann, J. Marshall Peck, William D.
                                    Sanders

   To withhold authority to vote for any individual nominee, write that name on the line below.

--------------------------------------------------------------------------------

   3. To approve an amendment to Storage USA, Inc.'s 1993 Omnibus Stock Plan.

            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. To approve an amendment to Storage USA, Inc.'s 1995 Employee Stock Purchase and
  Loan Plan.

            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

5. To ratify the selection of the auditors for the fiscal year ending December 31, 1997.

            [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                                               IN THEIR DISCRETION, THE PROXIES
                                             ARE AUTHORIZED TO VOTE UPON SUCH
                                             OTHER BUSINESS AND MATTERS AS MAY
                                             PROPERLY COME BEFORE THE MEETING OR
                                             ANY ADJOURNMENTS THEREOF.

                                                Please sign exactly as your name
                                             appears hereon. When shares are
                                             held by joint tenants, only one of
                                             such persons need sign. When
                                             signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by the president or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by an authorized
                                             person. Please mark, sign, date and
                                             return the proxy card promptly,
                                             using the enclosed envelope.

                                             -----------------------------------
                                                          Signature
                                             Date ________________________, 1997